United States
                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) June 17, 2002


                    Coastal Caribbean Oils & Minerals, Ltd.
             (Exact name of registrant as specified in its charter)


              Bermuda                       1-4668                    None
-----------------------------------   ------------------      ----------------
(State or other jurisdiction           (Commission               (IRS employer
       of incorporation)               File Numbe  )        Identification No.)


Clarendon House, Church Street, Hamilton HM  DX, BERMUDA        None
----------------------------------------------------------    -------
  (Address of principal executive offices)                  (Zip Code)


        Registrant's telephone number, including area code (441) 295-1422

                 Not Applicable (Former name or former address,
                         if changed since last report.)


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                                    FORM 8-K

                     COASTAL CARIBBEAN OILS & MINERALS, LTD.



Item 5.   Other Events

         On June 14, 2002, Coastal Petroleum Company reported that a motion for summary judgment by the State of Florida in the takings lawsuit (Lease 224-A) was denied by the Leon County Circuit Court trial judge on June 13, 2002.

         On June 17, 2002, Coastal Caribbean Oils & Minerals, Ltd announced an offering of approximately 11 million shares of common stock exclusively to the company's shareholders. The record date for the offering is June 17, 2002 and the offering will expire at 4:30 P.M. EDT on July 15, 2002. Shareholders will be entitled to purchase a guaranteed allotment of one new share of common stock for every four shares held on June 17, at a subscription price of 50 cents a share.

         A copy of the June 14, 2002 and June 17, 2002 press releases issued by the Company are filed herewith as exhibits and incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

          (c)    Exhibits

                 (99)      Additional Exhibits

                                    (a)  Press Release of Coastal Petroleum
                                         Company dated June 14, 2002.

                                    (b)  Press Release of Coastal Caribbean
                                         Oils & Minerals, Ltd. dated
                                         June 17, 2002.

                                    FORM 8-K

                     COASTAL CARIBBEAN OILS & MINERALS, LTD.


                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                     COASTAL CARIBBEAN OILS & MINERALS, LTD.
                                 (Registrant)



                         By /s/ Benjamin W. Heath
                         ------------------------------
                                Benjamin W. Heath
                                President

Date:  June 18, 2002